Exhibit 10.1

EXECUTION VERSION

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of July 1, 2026, is entered into by and among Sunrise Paddleboards LLC, a Florida limited liability company (the “Seller”), Brian Galton, the sole member of the Seller (the “LLC Member”), Brownie’s Marine Group, Inc., a Florida corporation (the “Buyer”) and Live Blue, Inc., a Florida corporation (“Operating Entity”).

WHEREAS, the Seller is engaged in the business of providing paddleboarding and kayaking experiences, including paddleboard rental, tour, retail, training, and digital operations (the “Business”); and

WHEREAS, the Seller wishes to sell and assign to the Buyer, and the Buyer wishes to purchase and assume from the Seller, substantially all the assets, and certain specified liabilities, of the Business, subject to the terms and conditions set forth herein; and

WHEREAS, for U.S. federal and applicable state and local tax purposes, the parties hereto intend for the transactions contemplated under this Agreement to qualify as a “reorganization” within the meaning of Sections 368(a)(1)(C) and 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement to constitute a “plan of reorganization” within the meaning of the regulations promulgated under the Code by the U.S. Department of the Treasury (the “Treasury Regulations”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Purchase and Sale

Section 1.01 Purchase and Sale of Purchased Assets. (a) Subject to the terms and conditions set forth herein, at the Closing, the Seller shall sell, convey, assign, transfer, and deliver to the Buyer, and the Buyer hereby, by the Buyer’s payment of the Purchase Price, shall purchase from the Seller, all of Seller’s right, title, and interest in, to, and under all of the tangible and intangible assets, properties, and rights of every kind and nature and wherever located, whether tangible or intangible, real, personal or mixed, directly or indirectly owned by the Seller or to which the Seller is directly or indirectly entitled and, in any case, which relate to, or are used or held for use in connection with, the Business (other than the Excluded Assets), (collectively, the “Purchased Assets”), including the following:

(i) all contracts, service or purchase orders, leases, licenses, instruments, notes, commitments, undertakings, and all other agreements, commitments, and legally binding arrangements, whether written or oral (the “Assigned Contracts”);

(ii) all furniture, fixtures, equipment, machinery, tools, vehicles, office equipment, supplies, computers, telephones, finished goods, raw materials, work in progress, packaging, parts and other tangible property (the “Tangible Property”);

(iii) all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums, and fees (including any such item relating to the payment of taxes);

(iv) all of Seller’s rights under warranties, indemnities, and all similar rights against third parties to the extent related to any Purchased Assets;

(v) all rights in respect of the property located at 2520 N. Federal Hwy, Fort Lauderdale, FL (the “Leased Real Property”) leased by the Seller by way of a lease agreement commencing on the 1st Day of November, 2024 between the Seller and DWV REAL PROPERTY, INC. 2500 N. Federal Hwy, Ste 201, Fort Lauderdale, FL;

(vi) all inventory, merchandise, finished goods, raw materials, supplies, purchased parts and other personal property related to the Business (the “Inventories”);

(vii) all sales and promotional literature, customer lists and other sales-related materials related to the Business owned, used, associated with or employed by the Seller as of the Closing;

(viii) originals or, where not available, copies, of all books and records, including tax returns, schedules and work papers, records and other documents relating to tax matters relevant to the Purchased Assets or the Business for any taxable period beginning on or prior to and ending after the date hereof and for all prior taxable periods, and other documents relating to the Purchased Assets or the Business (“Books and Records”);

(ix) all the Seller’s right, title and interest in, to and under all intellectual property, including trademarks, trade names, copyrights, software, domain names, social media accounts, digital property rights, and digital assets owned by Seller and used in connection with the Business (the “Owned Intellectual Property”) and (a) licenses of intellectual property by third parties to the Seller and (b) agreements between the Seller and third parties relating to the use of intellectual property or transmission of data, used in connection with the Business (the “Transferred IP Agreements”), all copies, in any form or medium, and all related enforcement and recovery rights;

(x) all municipal, state and federal franchises, permits, licenses, agreements, waivers and authorizations held or used by the Seller in connection with, or required for, the Business (to the extent transferable) (the “Permits”);

(xi) all claims, causes of action, choses in action, rights of recovery and rights of setoff of any kind (including any such items relating to the payment of taxes and any rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof) related to the Business pertaining to, arising out of and inuring to the benefit of the Seller; and

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(xii) all goodwill and the going concern value of the Purchased Assets and the Business.

(b) Notwithstanding the foregoing, the Purchased Assets shall not include any other cash or cash equivalents. assets, properties, and rights not included in Purchased Assets, including all accounts receivable held by the Seller (“Accounts Receivable”) and all insurance benefits, including rights and proceeds, arising from or relating to the Business, the Purchased Assets, or the Assumed Liabilities (collectively, the “Excluded Assets”).

Section 1.02 Assumed Liabilities.

(a) Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform, and discharge only the following Liabilities of the Seller (collectively, the “Assumed Liabilities”), and no other Liabilities:

(i) all trade accounts payable of the Seller to third parties in connection with the Business that remain unpaid and are not delinquent as of the Closing Date; and

(ii) all Liabilities in respect of the Assigned Contracts but only to the extent that such Liabilities thereunder are required to be performed after the Closing, were incurred in the ordinary course of business, and do not relate to any failure to perform, improper performance, warranty, or other breach, default, or violation by the Seller on or prior to the Closing.

For purposes of this Agreement, “Liabilities” means liabilities, obligations, or commitments of any nature whatsoever, whether asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, or otherwise.

(b) Notwithstanding any provision in this Agreement to the contrary, the Buyer shall not assume and shall not be responsible to pay, perform, or discharge any Liabilities of the Seller or any of its Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”). For purposes of this Agreement: (i) “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; and (ii) the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

Section 1.03 Purchase Price.

(a) The aggregate purchase price (the “Purchase Price”) for the Purchased Assets shall be 42,000,000 shares of the Buyer’s common stock, par value $0.0001 per share (“Common Stock”) at a conversion rate of $0.0044 (the “Consideration Shares”). The conversion rate is based on the June 30, 2026 closing price ($.0044) of a share of the Buyer’s Common Stock on the OTC Markets.

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Section 1.04 Exemption from Registration; Rule 144. The Buyer intends that the Consideration Shares will be issued in transactions exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), by reason of Section 4(a)(2) of the Securities Act, and will be “restricted securities” within the meaning of Rule 144 under the Securities Act, and may not be offered, sold, pledged, assigned or otherwise transferred unless (i) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws, or (ii) an exemption from such registration exists and if requested, the holder of such securities delivers an opinion of counsel to the Buyer, which counsel and opinion are satisfactory to the Buyer, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Securities Act or applicable state securities laws; and the certificates representing such shares will bear an appropriate legend and restriction on the books of Buyer’s transfer agent to that effect.

Section 1.05 Certain Tax Matters. The parties hereto hereby adopt this Agreement as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the Treasury Regulations. Each of the parties hereto shall use its reasonable best efforts to cause the transactions contemplated hereby to qualify for the Intended Tax Treatment. None of the parties hereto shall (and each of the parties hereto shall cause their respective Subsidiaries and Affiliates not to) take any action, or fail to take any action, that could reasonably be expected to cause the transactions contemplated by this Agreement to fail to qualify for the Intended Tax Treatment.

Section 1.06 Withholding Tax. The Buyer shall be entitled to deduct and withhold from the Purchase Price all taxes that the Buyer may be required to deduct and withhold under any provision of applicable tax law. All such withheld amounts shall be treated as delivered to the Seller hereunder.

ARTICLE II

Closing

Section 2.01 Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place by exchange of documents and signatures (or their electronic counterparts), simultaneously with the execution of this Agreement (the “Closing Date”).

Section 2.02 Closing Deliverables.

(a) At the Closing, the Seller shall deliver to the Buyer the following:

(i) duly executed counterpart to the Bill of Sale and Assignment as attached hereto as Exhibit A (the “Bill of Sale”);

(ii) duly executed counterpart to the Assumption Agreement attached hereto as Exhibit B (the “Assumption Agreement”), effecting the assignment to and assumption by the Buyer of the Purchased Assets and the Assumed Liabilities;

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(iii) a written consent from the landlord approving the assignment of the lease of the Leased Real Property from the Seller to the Buyer; and

(iv) (A) true, correct and complete copies of the member resolutions of the Seller, which authorize the execution, delivery, and performance of this Agreement, the Bill of Sale, the Assumption Agreement, and the other agreements, instruments, and documents required to be delivered in connection with this Agreement or at the Closing (collectively, the “Transaction Documents”) and the consummation of the transactions contemplated hereby and thereby, and (B) a certificate of good standing of the Seller issued by the Secretary of State of the State of Florida dated not more than five (5) days prior to the date hereof.

(b) At the Closing, the Buyer shall deliver to the Seller the following:

(i) a copy of the transfer agent instruction letter from Buyer that instructs Buyer’s stock transfer agent to issue the Consideration Shares in book entry form to the LLC Member;

(ii) duly executed counterpart to the Bill of Sale by the Buyer;

(iii) duly executed counterpart to the Assumption Agreement by the Buyer; and

(iv) true, correct and complete copy of the resolution of the board of directors of the Buyer and the Operating Entity, which authorize the execution, delivery, and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 2.03 Contribution of Assets. Upon completion of the transfer of assets, the Buyer shall promptly contribute all the Purchased Assets to the Operating Entity in exchange for shares of common stock of the Operating Entity.

ARTICLE III

Representations and warranties of seller AND LLC MEMBER

The Seller and the LLM Member, on a joint and several basis, represent and warrant to the Buyer and the Operating Entity that the statements contained in this ARTICLE III are true and correct as of the date hereof.

Section 3.01 Organization and Authority of Seller and Authority of the LLC Member.

(a) The Seller is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Florida. The Seller has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which the Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Seller of this Agreement and any other Transaction Document to which the Seller is a party, the performance by the Seller of its obligations hereunder and thereunder, and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate on the part of Seller and the LLC Member. This Agreement and the Transaction Documents constitute legal, valid, and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

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(b) The LLC Member have all necessary power and authority to enter into this Agreement and the Transaction Documents to which such LLC Member is a party, to carry out his obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the Transaction Documents to which the LLC Member is a party have been duly executed and delivered by the LLC Member, and (assuming due authorization, execution and delivery by the other parties hereto) this Agreement and the Transaction Documents to which the LLC Member is a party constitute, legal, valid and binding obligations of the LLC Member, enforceable against the LLC Member in accordance with their respective terms.

Section 3.02 No Conflicts or Consents. The execution, delivery, and performance by the Seller and the LLC Member of this Agreement and the Transaction Documents to which it is a party, respectively, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the operating agreement and any other governing documents of the Seller; (b) violate or conflict with any provision of any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, other requirement, or rule of law of any governmental authority (collectively, “Law”) or any order, writ, judgment, injunction, decree, stipulation, determination, penalty, or award entered by or with any governmental authority (“Governmental Order”) applicable to the Seller, the LLC Member, the Business, or the Purchased Assets; (c) require the consent, notice, declaration, or filing with or other action by any individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity (“Person”) or require any permit, license, or Governmental Order; (d) violate or conflict with, result in the acceleration of, or create in any party the right to accelerate, terminate, modify, or cancel any Contract to which the Seller or an LLC Member is a party or by which the Seller, the LLC Member or the Business is bound or to which any of the Purchased Assets are subject; or (e) result in the creation or imposition of any charge, claim, pledge, equitable interest, lien, security interest, restriction of any kind, or other encumbrance (“Encumbrances”) on the Purchased Assets.

Section 3.03 Financial Statements. Complete copies of the financial information consisting of the balance sheet and the profit and loss of the Business as at December 31 in each of the years 2025 and 2024 and the related statements of income and retained earnings, shareholders’ equity, and cash flow for the years then ended (the “Financial Statements”) have been delivered to the Buyer. The Financial Statements fairly present the financial condition of the Business as of the respective dates they were prepared and the results of the operations of the Business for the periods indicated.

Section 3.04 Undisclosed Liabilities. The Seller has no Liabilities with respect to the Business, except those which have been incurred in the ordinary course of business consistent with past practice and which are not, individually or in the aggregate, material in amount.

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Section 3.05 Absence of Certain Changes, Events, and Conditions. The Business has been conducted in the ordinary course of business consistent with past practice since its formation and, since January 1, 2026, there has not been any change, event, condition, or development that is, or could reasonably be expected to be, individually or in the aggregate, materially adverse to: (a) the business, results of operations, condition (financial or otherwise), or assets of the Business; or (b) the value of the Purchased Assets.

Section 3.06 Assigned Contracts. Each Assigned Contract is valid and binding on the Seller in accordance with its terms and is in full force and effect. Neither the Seller nor, to the LLC Member’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Assigned Contract. No event or circumstance has occurred that would constitute an event of default under any Assigned Contract or result in a termination thereof. Complete and correct copies of each Assigned Contract (including all modifications, amendments, and supplements thereto and waivers thereunder) have been made available to the Buyer. To the Knowledge of the LLC Member, there are no disputes pending or threatened under any Assigned Contract.

Section 3.07 Assets.

(a) The Seller owns, leases or has the legal right to use all the properties and assets, including the Owned Intellectual Property, the Transferred IP Agreements, all intellectual property licensed to the Seller pursuant to the Transferred IP Agreements, the Leased Real Property, Inventories, and the Tangible Property, used or intended to be used in the conduct of the Business, and, with respect to contract rights, enjoys the right to the benefits of all contracts, agreements and other arrangements, used or intended to be used by the Seller in or relating to the conduct of the Business, and all of such properties, assets and rights constitute Purchased Assets except for the Excluded Assets. The Seller has good and marketable title to, or, in the case of any leased Purchased Assets, valid and subsisting leasehold interests in, all the Purchased Assets, free and clear of all Encumbrances.

(b) The Purchased Assets constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of, the Business. At all times since its formation, the Seller has caused the Purchased Assets to be maintained in accordance with good business practice, and all the Purchased Assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended to be used.

(c) The Seller is in peaceful and undisturbed possession of the Leased Real Property, and there are no contractual or legal restrictions that preclude or restrict the ability to use the Leased Real Property for the purposes for which it is currently being used. The Seller has not leased any parcel or any portion of any parcel of Leased Real Property to any other Person and no other Person has any rights to the use, occupancy or enjoyment thereof pursuant to any lease, license, occupancy or other agreement.

(d) The Seller is in compliance with all applicable Permits.

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(e) The Seller has the complete and unrestricted power and unqualified right to sell, assign, transfer, convey and deliver the Purchased Assets to the Buyer without penalty or other adverse consequences. Following the consummation of the transactions contemplated by this Agreement and the execution of the instruments of transfer contemplated by this Agreement, the Buyer will own, with good, valid and marketable title, or lease, under valid and subsisting leases, or otherwise acquire the interests of the Seller in the Purchased Assets, free and clear of any Encumbrances, and without incurring any penalty or other adverse consequence, including any increase in rentals, royalties, or license or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement.

Section 3.08 Employees. Other than the LLC Member and Jamine Widener, the Seller has no employees. The Seller has no employee benefit plans, including as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and or any other bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, to which the Seller has any obligation or which are maintained, contributed to or sponsored by the Seller for the benefit of any current or former employee, officer or director of the Seller who performs or performed services with the Business, The Seller has no obligation to gross-up, indemnify or otherwise reimburse any Person for any income, excise or other tax incurred by such person pursuant to any applicable Law.

Section 3.09 Legal Proceedings; Governmental Orders. There are no claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigation, citations, summons, subpoenas, or investigations of any nature, whether at law or in equity, pending or, to the Seller’s knowledge, threatened against or by the Seller relating to the Business, the Purchased Assets, the Assumed Liabilities, or the transactions contemplated by this Agreement, no circumstances exist that may give rise thereto, and there are no outstanding Governmental Orders against, relating to, or affecting the Business or the Purchased Assets.

Section 3.10 Compliance with Laws. The Seller is in compliance with all Laws applicable to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets.

Section 3.11 Taxes.

(a) All taxes due and owing by the Seller have been, or will be, timely paid. No extensions or waivers of statutes of limitations have been given or requested with respect to any taxes of the Seller. All tax returns with respect to the Business required to be filed by the Seller for any tax periods prior to Closing have been, or will be, timely filed. Such tax returns are, or will be, true, complete, and correct in all respects.

(b) The Seller has timely and validly elected to be treated as an S corporation for U.S. federal income tax purposes and has been continuously treated as an S corporation since the effective date of such election. Such election is valid and in effect and has not been revoked or terminated. No action has been taken or failed to be taken that would cause the Seller to cease to qualify as a corporation for U.S. federal income tax purposes.

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(c) Neither the Seller nor the LLC Member has taken or agreed to take any action not contemplated by this Agreement that could reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment. To the knowledge of the LLC Member, no facts or circumstances exist that could reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment.

Section 3.12 Securities Representations.

(a) Investment Purposes. The LLC Member is acquiring the Consideration Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part in any transactions that would be in violation of the Securities Act or any state securities or “blue-sky” laws. No other Person has a direct or indirect beneficial interest in, and the LLC Member does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third party, with respect to, the Consideration Shares or any part thereof that would be in violation of the Securities Act or any state securities or “blue-sky” laws or other applicable Law.

(b) No General Solicitation. The LLC Member is not receiving the Consideration Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or presented at any seminar or similar gathering; or any solicitation of a subscription by a Person, other than Buyer personnel, previously known to the LLC Member.

(c) No Obligation to Register Shares. The LLC Member understands that the Buyer is under no obligation to register the Consideration Shares under the Securities Act, or to assist the LLC Member in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction. The LLC Member understands that the Consideration Shares must be held indefinitely unless the sale thereof is subsequently registered under the Securities Act and applicable state securities laws or exemptions from such registration are available. All certificates evidencing the Consideration Shares will bear a legend stating that the Consideration Shares have not been registered under the Securities Act or state securities laws and they may not be transferred or resold unless they are registered under the Securities Act and applicable state securities laws or exempt therefrom.

(d) Investment Experience. The LLC Member, or his professional advisor, has such knowledge and experience in finance, securities, taxation, investments and other business matters as to evaluate investments of the kind described in this Agreement and the Transaction Documents. By reason of the business and financial experience of the LLC Member or his professional advisor, the LLC Member can protect his own interests in connection with the transactions described in this Agreement and any Transaction Documents. The LLC Member is able to afford the loss of its entire investment in the Consideration Shares.

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(e) Exemption from Registration. The LLC Member acknowledges its understanding that the offering and sale of the Consideration Shares is intended to be exempt from registration under the Securities Act. In furtherance thereof, in addition to the other representations and warranties of the LLC Member made herein, the LLC Member further represents and warrants to and agrees with the Buyer as follows:

(i) The LLC Member has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to the Consideration Shares;

(ii) The LLC Member has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Consideration Shares;

(iii) The LLC Member has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the Buyer and all other information to the extent the Buyer possesses such information or can acquire it without unreasonable effort or expense; and

(iv) The LLC Member has reviewed the documents filed by the Buyer with the U.S. Securities and Exchange Commission (the “SEC”) and has also considered the uncertainties and difficulties frequently encountered by companies such as the Buyer.

(f) No Reliance. Other than as set forth herein, the LLC Member is not relying upon any other information, representation or warranty by the Buyer or any officer, director, stockholder, agent or representative of the Buyer in determining to invest in the Consideration Shares. The LLC Member has consulted, to the extent deemed appropriate by him, with his own advisers as to the financial, tax, legal and related matters concerning an investment in the Consideration Shares and on that basis believes that his investment in the Consideration Shares is suitable and appropriate for him.

(g) No Governmental Review. The LLC Member is aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the Consideration Shares or the Buyer, or (iii) guaranteed or insured any investment in the Consideration Shares or any investment made by the Buyer.

Section 3.13 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Seller.

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ARTICLE IV

Representations and warranties of THE buyer AND THE Operating Entity

The Buyer and the Operating Entity, on a joint and several basis, represent and warrant to the Seller and the LLC Member that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of Buyer and the Operating Entity. The Buyer and the Operating Entity are corporations duly organized, validly existing, and are in good standing under the Laws of the State of Florida. The Buyer and the Operating Entity have full corporate power and authority to enter into this Agreement and the other Transaction Documents to which each of the Buyer or the Operating Entity is a party, to carry out their obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Buyer and the Operating Entity of this Agreement and any other Transaction Document to which it is a party, respectively, the performance by the Buyer and the Operating Entity of their respective obligations hereunder and thereunder, and the consummation by the Buyer and the Operating Entity of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Buyer and the Operating Entity. This Agreement and the Transaction Documents constitute legal, valid, and binding obligations of the Buyer and the Operating Entity enforceable against the Buyer and the Operating Entity in accordance with their respective terms.

Section 4.02 No Conflicts; Consents. The execution, delivery, and performance by the Buyer and the Operating Entity of this Agreement and the other Transaction Documents to which it is a party, respectively, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other organizational documents of the Buyer or the Operating Entity; (b) violate or conflict with any provision of any Law or Governmental Order applicable to the Buyer or the Operating Entity; or (c) require the consent, notice, declaration, or filing with or other action by any Person or require any permit, license, or Governmental Order.

Section 4.03 Capital Structure. The authorized capital stock of the Buyer consists of 1,000,000,000 shares of Common Stock, and 10,000,0000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”). As of the date hereof (before giving effect to the issuance of Consideration Shares pursuant to this Agreement): (i) 510,168,896 shares of Common Stock, and 425,000 shares of Preferred Stock, are issued and outstanding (not including shares held in treasury); and (ii) no shares of Common Stock or Preferred Stock are issued and held by the Buyer in its treasury. All of the outstanding shares of capital stock of the Buyer are, and all shares of capital stock of the Buyer that may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized, validly issued, fully paid, and non-assessable, and not subject to any pre-emptive rights. No subsidiary of the Buyer owns any shares of Common Stock. Except as set forth in the SEC Reports: (A) the Buyer does not have outstanding, authorized, or in effect any options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, preemptive rights or other agreements or obligations that could require the Buyer to issue, sell, or otherwise cause to become outstanding any of its capital stock or other equity securities, or securities convertible or exchangeable for, or any options, warrants, or rights to purchase, any of such capital stock or other equity securities; (B) there are no outstanding obligations of the Buyer to repurchase, redeem or otherwise acquire any of its capital stock or other equity securities; (C) there are no outstanding or authorized stock appreciation, phantom equity, profit participation, or similar rights with respect to the Buyer; (D) there are no dividends that have accrued or been declared but are unpaid on the capital stock of the Buyer; and (E) there are no voting agreements, voting trusts, stockholder agreements, proxies, or other agreements or obligations in effect with respect to the voting, transfer, sale, issuance, redemption, repurchase, or registration of any shares of capital stock or other securities of the Buyer.

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Section 4.04 SEC Reports; Financial Statements. Buyer has filed with the SEC all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder applicable to the SEC Reports. The financial statements included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Buyer as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments as permitted by the applicable rules and regulations of the SEC. To the Buyer’s knowledge, the Buyer is in compliance in all material respects with all of the applicable rules of the OTC Markets. True, correct, and complete copies of all the SEC Reports are publicly available in the Electronic Data Gathering, Analysis, and Retrieval database of the SEC.

Section 4.05 Consideration Shares. As of the date hereof, all of the Consideration Shares are duly authorized, validly issued, fully paid and nonassessable, and not issued in violation of any preemptive or similar rights. Upon delivery to the LLC Member of the certificates representing the Consideration Shares, the LLC Member will acquire good and valid title to such Consideration Shares, free and clear of any Encumbrances, other than restrictions under applicable securities laws.

Section 4.06 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Buyer.

ARTICLE V

Covenants

Section 5.01 Confidentiality. From and after the Closing, the Seller and the LLC Member shall, and shall cause its Affiliates and all representatives to, keep confidential all information concerning the Business, except for information that (i) becomes publicly available through no fault of the Seller or the LLC Member or their Affiliates, or (ii) is lawfully acquired after the Closing from a source not bound by a duty of confidentiality. If the Seller, the LLC Member or their Affiliates are required by law or Governmental Order to disclose any such information, the LLC Member shall promptly notify the Buyer and disclose only the information legally required while using reasonable best efforts to obtain confidential treatment.

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Section 5.02 Remittance of funds. From and after the Closing, if the Seller, the LLC Member or any of Seller’s Affiliates receives or collects any funds relating to any Purchased Asset, Seller, the LLC Member or its Affiliate shall remit such funds to the Buyer within five (5) business days after its receipt thereof. From and after the Closing, if the Buyer or the Operating Entity receives or collects any funds relating to any Excluded Asset, the Buyer, or the Operating Entity shall remit any such funds to the LLC Member within five (5) business days after its receipt thereof.

Section 5.03 Tax Matters.

(a) All sales, use, registration, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents, if any, shall be borne and paid by the Seller and the LLC Member, as applicable, when due. The Seller shall, at its own expense, timely file any tax return or other document with respect to such taxes or fees (and the Buyer shall cooperate with respect thereto as necessary).

(b) From and after the date of this Agreement, each party hereto (i) shall use its commercially reasonable efforts to ensure that the transactions contemplated by this Agreement a will qualify for the Intended Tax Treatment, and (ii) shall not take any action, cause or permit any action to be taken, fail to take any action, or cause any action to fail to be taken, which action or failure to act could prevent the transactions contemplated hereby from qualifying for the Intended Tax Treatment.

(c) The parties hereto shall provide each other with such cooperation and information as either of them reasonably may request of the other in (a) filing any tax return, amended tax return or claim for refund relating to the Purchased Assets or the Business, (b) determining a liability for taxes or a right to a refund of taxes relating to the Purchased Assets or the Business, or (c) participating in or conducting any audit or other proceeding in respect of taxes relating to the Purchased Assets or the Business.

(d) Real property taxes, personal property taxes, and similar ad valorem obligations on the Purchased Assets for any taxable period that includes the day before the date of this Agreement and ends after the date of this Agreement, whether imposed or assessed before or after the date of this Agreement, shall be prorated between the Seller and the Buyer as of 12:01 A.M. on the date of this Agreement. If a party pays taxes subject to this Section 5.03(d), the other party shall promptly reimburse its proportionate amount of such taxes paid. Any refund of any portion of such taxes previously paid is received, such refund) shall likewise be paid promptly by (or to) the other after the payment of such taxes (or promptly following the receipt of any such refund).

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(e) Except as otherwise provided in this Agreement, all installments of special assessments, utility charges, and other periodic charges on or with respect to the Purchased Assets for the period in which Closing occurs shall occur (including base rent, common area maintenance, all municipal, utility or charges for water, sewer, electric or gas charges, garbage or waste removal, and cost of fuel) shall be apportioned as of the Closing Date, with each of the Seller and the Buyer paying its proportionate share promptly upon receipt of any bill or statement. Charges assessed on a time or period basis shall be prorated as of 12:01 A.M. on the date of this Agreement. Charges assessed based on usage shall be prorated based on meter readings taken on the date of this Agreement.

Section 5.04 Liquidation and Dissolution of the Seller. In connection with the Intended Tax Treatment, within 30 calendar days after the Closing Date, the LLC Member shall liquidate and dissolve the Seller in accordance with the applicable Laws of the State of Florida, such liquidation shall include the distribution to the LLC Member of any Excluded Assets and the distribution of the Purchase Price to the LLC Member.

Section 5.05 Employment Matters. On or promptly after the Closing Date, the Buyer shall cause the Operating Entity to make an offer of employment to (a) the LLC Member in accordance with the terms and conditions set forth in Schedule 1 of this Agreement and (b) Jamine Widener in accordance with the terms and conditions set forth in Schedule 2 of this Agreement.

Section 5.06 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

ARTICLE VI

Indemnification

Section 6.01 Survival. All representations, warranties, covenants, and agreements of the Seller and the LLC Member contained herein and all related rights to indemnification shall survive the Closing for a period of twelve months (12) from the date hereof.

Section 6.02 Indemnification by the LLC Member. The Buyer, the Operating Entity, and their respective Affiliates, officers, directors, employees, agents, successors and assigns (each a “Buyer Indemnified Party”) shall be indemnified and held harmless jointly and severally by the LLC Member (each a “Seller Indemnifying Party”) for and against any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys’ and consultants’ fees and expenses) actually suffered or incurred by them (including any action brought or otherwise initiated by any of them) (hereinafter a “Loss”), arising out of or resulting from:

(a) the breach of any representation or warranty made by the Seller or the LLC Member contained in this Agreement or the Transaction Documents (it being understood that such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to “materiality” (including the word “material”) or “Material Adverse Effect” set forth therein);

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(b) the breach of any covenant or agreement by the Seller or the LLC Member contained in this Agreement or the Transaction Documents; or

(c) Liabilities, whether arising before or after the Closing, that are not expressly assumed by the Buyer pursuant to this Agreement.

Section 6.03 Limits on Indemnification. Notwithstanding anything to the contrary contained in this Agreement: (a) the Seller Indemnifying Party shall not be liable for any claim for indemnification pursuant to Section 6.02(a), unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Seller Indemnifying Party equals or exceeds $1,500 whereupon the Buyer Indemnified Party shall be entitled to indemnification for the full amount of such Losses, and (b) the maximum amount of indemnifiable Losses which may be recovered from the Seller Indemnified Party arising out of or resulting from the causes set forth in Section 6.02(a), as the case may be, shall be an amount equal to the Purchase Price. The provisions of this Section 6.04 shall not apply with respect to indemnification for taxes.

Section 6.04 Notice of Loss; Third Party Claims.

(a) A Buyer Indemnified Party shall give the Seller Indemnifying Party notice of any matter that a Buyer Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within sixty (60) days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

(b) If a Buyer Indemnified Party shall receive notice of any action, audit, demand or assessment (each, a “Third Party Claim”) against it or which may give rise to a claim for a Loss under this Article VI, within thirty (30) days of the receipt of such notice, the Buyer Indemnified Party shall give the Seller Indemnifying Party notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Seller Indemnifying Party from any of its obligations under this Article VI except to the extent that the Seller Indemnifying Party is materially prejudiced by such failure and shall not relieve the Seller Indemnifying Party from any other obligation or Liability that it may have to any Buyer Indemnified Party otherwise than under this Article VI. If the Seller Indemnifying Party acknowledges in writing its obligation to indemnify the Buyer Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Seller Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Buyer Indemnified Party within five (5) days of the receipt of notice from the Buyer Indemnified Party of such Third Party Claim; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Buyer Indemnified Party in its sole and absolute discretion for the same counsel to represent both the Buyer Indemnified Party and the Seller Indemnifying Party, then the Buyer Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Buyer Indemnified Party determines counsel is required, at the expense of the Seller Indemnifying Party. In the event that the Seller Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Buyer Indemnified Party shall cooperate with the Seller Indemnifying Party in such defense and make available to the Seller Indemnifying Party, at the Seller Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Buyer Indemnified Party’s possession or under the Buyer Indemnified Party’s control relating thereto as is reasonably required by the Seller Indemnifying Party. Similarly, in the event the Buyer Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Seller Indemnifying Party shall cooperate with the Buyer Indemnified Party in such defense and make available to the Buyer Indemnified Party, at the Seller Indemnifying Party’s expense, all such witnesses, records, materials and information in the Seller Indemnifying Party’s possession or under the Seller Indemnifying Party’s control relating thereto as is reasonably required by the Buyer Indemnified Party. No such Third Party Claim may be settled by the Seller Indemnifying Party without the prior written consent of the Buyer Indemnified Party.

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Section 6.05 Tax Treatment. The Seller and the Buyer agree that all payments made by either of them to or for the benefit of the other under this Article VI, under other indemnity provisions of this Agreement and for any misrepresentations or breaches of warranties or covenants shall be treated as adjustments to the Purchase Price for tax purposes and that such treatment shall govern for purposes hereof except to the extent that the applicable laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-tax basis.

Section 6.06 Cumulative Remedies. The rights and remedies provided in this ARTICLE VI are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

ARTICLE VII

Miscellaneous

Section 7.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided, however, the Seller shall be responsible for all costs and expenses relating to obtaining the landlord’s consent for the transactions contemplated by this Agreement and for the assignment of the lease for the Leased Real Property.

Section 7.02 Public Announcements. Unless otherwise required by applicable Law, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

Section 7.03 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.03):

If to Seller or the LLC Member:	Address: Email: [redacted] Attention: Brian Galton

If to Buyer:	Address: 4061 SW, 47th Avenue, Davie, Florida 33314 Email: robert@browniesmarinegroup.com Attention: Robert Carmichael

If to Operating Entity:	Address: 4061 SW 47th Avenue, Davie, Florida 33314 Email: Robert@browniesmarinegroup.com Attention: Robert Carmichael

with a copy to:	The Crone Law Group P.C. 420 Lexington Avenue, Suite 2446, New York, NY 10170 Email: tfort@cronelawgroup.com Attention: Tammara Fort

Section 7.04 Interpretation; Headings. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated; whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation;” the headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement; the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws; references to a Person are also to its successors and permitted assigns; the use of “or” is not intended to be exclusive unless expressly indicated otherwise; and references to sums of money are expressed in lawful currency of the United States of America, and “$” refers to U.S. dollars.

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Section 7.05 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

Section 7.06 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Schedules, and the Exhibits, the statements in the body of this Agreement will control.

Section 7.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign its rights or obligations hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed. Any purported assignment in violation of this Section shall be null and void. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.08 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 7.09 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction). Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, the other Transaction Documents, or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America or the courts of the State of Florida in each case located in the county of Palm Beach County, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTIES WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (II) EACH PARTY HERETO HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) EACH PARTY HERETO MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY; AND (IV) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

SELLER:
SUNRISE PADDLEBOARDS LLC

By	/s/ Brian Galton
Name:	Brian Galton
Title:	Managing Member

LLC MEMBER:

By	/s/ Brian Galton
Name:	Brian Galton

BUYER:
BROWNIE’S MARINE GROUP, INC.

By	/s/ Robert Carmichael
Name:	Robert Carmichael
Title:	Chief Executive Officer

OPERATING ENTITY:
LIVE BLUE, INC.

By	/s/ Robert Carmichael
Name:	Robert Carmichael
Title:	President

[Signature Page to Sunrise - Asset Purchase Agreement]

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